Exhibit 1.01

NETGEAR, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2015
Section 1 - Introduction
NETGEAR, Inc. (“NETGEAR” or the “Company”) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. The Company's products are sold in approximately 28,000 retail locations around the globe, and through approximately 31,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The Company's headquarters are in San Jose, California, with additional offices in approximately 25 countries.
NETGEAR uses contract manufacturers, original design manufacturers and key component vendors to supply NETGEAR with components, assemblies or finished products.
NETGEAR products containing gold, tantalum, tin and/or tungsten are listed in Attachment A to this Conflict Minerals Report.
Section 2 - Design of Due Diligence Measures
2.1 Due Diligence Framework
NETGEAR developed a due diligence framework aligned with Annex I “Five-Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain” included in the Organization for Economic Cooperation and Development (“OECD”) framework.
2.2 Conflict Minerals Policy
NETGEAR has published its conflict minerals policy on its webpage located at:
http://www.netgear.com/images/conflict_minerals_policy_statement.pdf
2.3 Establish strong company management systems
NETGEAR’s Conflict Minerals Program (the “Program”) is incorporated into NETGEAR’s Environmental Management System. NETGEAR requires that suppliers comply with all applicable government, regulatory and environmental laws and regulations, typically as outlined in a master purchase agreement with NETGEAR.
NETGEAR created an Executive Steering Committee (“ESC”) comprised of the following groups to direct and lead the Program: QMS (Quality Management System), environmental compliance, procurement, legal, finance and internal audit. This group reported to the Senior Vice President of Worldwide Operations and Support. At least quarterly, the ESC planned to meet, review the conflict minerals program and the progress of its annual survey.

NETGEAR also created two grievance mechanisms (online or by mail) to allow customers, employees, suppliers and interested parties to document their concerns about the Program.

2.4 Identify and assess risk in the supply chain
The scope of the suppliers directly assessed for compliance was limited to Tier 1 suppliers, as defined below:
i. Tier 1 Supplier - ODM (Original Design Manufacturer), CM (Contract Manufacturer) and NETGEAR’s AVL (Approved Vendor List) over whom NETGEAR has direct control, but excluding the following suppliers:

a.	Plastics and software suppliers;

b.	Packaging suppliers; and

c.	Suppliers whose materials declarations confirm gold, tantalum, tin and tungsten are not contained in the applicable component.

ii. Direct Control - NETGEAR has directly negotiated the pricing with the supplier.

2.5 Reasonable Country of Origin Inquiry (“RCOI”)
The goal for 2015 was to receive complete and accurate smelter information from NETGEAR’s Tier 1 suppliers. To facilitate meeting this goal, NETGEAR conducted a survey of those suppliers described above using CFSI’s Conflict Minerals Reporting Template (“CMRT”). The CMRT was determined to be the best method to collect information from Tier 1 suppliers in order to identify and assess risks.
Upon receipt of the supplier’s CMRT, NETGEAR undertook the following steps:

A.	Checked the supplier’s attestations provided for incomplete, contradictory, or missing responses;

B.	Analyzed and scored the supplier’s responses;

C.	Identified valid smelters against CFSI’s Master Smelter and Refiner List dated February 2016.

As outlined in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the internationally recognized standard on which NETGEAR’s system is based, NETGEAR supports the EICC and GeSI’s Conflict-Free Sourcing Initiative that audits smelters’ and refiners’ due diligence activities. For 2015, this support included the funding and attending a certification audit.
Section 3 - Due Diligence
3.1 Due Diligence Undertaken
NETGEAR performed due diligence on the CMRTs received from its Tier 1 suppliers. The Tier 1 suppliers were responsible for performing due diligence for their direct suppliers.
In 2015, NETGEAR identified 73 Tier 1 suppliers. These suppliers were notified via email regarding NETGEAR’s Conflict Minerals policy and program expectations on July 8, 2015. All responses were received, responses uploaded to an electronic database and summarized for review. Actions taken based on the supplier’s responses.

NETGEAR collected the CMRTs from 100% of its 73 Tier 1 suppliers. NETGEAR tracked all responses from its suppliers and, based on those responses, generated a score. Any suppliers that exceeded our internal threshold limits then were deemed to have low potential risk. Any supplier falling below our internal threshold limits were deemed to have a potential high risk and managed per Section 4.
In addition, NETGEAR leveraged its membership in the CFSI to obtain the smelter status within the Conflict Free Smelter Program (“CFSP”). NETGEAR then reviewed the smelters and refiners received from Tier 1 suppliers. Any smelters or refiners found not to be in compliance with the CFSP or equivalent independent third-party audit programs were flagged and NETGEAR notified the Tier 1 suppliers to remove them or request them to participate in the CFSP.
In addition, we also began performing conflict minerals audits at key suppliers to verify that they had sufficient processes in place to give our company more confidence in the quality of the CMRT delivered.

3.2 Results of Due Diligence
Of the 73 Tier 1 suppliers, none achieved scores less than our internal threshold that would identify them as being high risk. Based on the CMRT responses from NETGEAR’s Tier 1 suppliers, NETGEAR had identified 215 CFSI Compliant and 46 On Active smelters. On Active smelters are smelters currently participating in a CFSP or independent third party audit for Conflict Minerals compliance. The smelters and/or refiners listed in Appendix B were provided by NETGEAR’s Tier 1 suppliers and were confirmed against CFSI’s Master List downloaded as of April 27, 2016, which applied to NETGEAR’s 2015 Due diligence activities.
Of the 22 smelters that NETGEAR identified as sourcing from the DRC or its adjoining countries, NETGEAR confirmed all 22 to be CFSI compliant based on CFSI’s RCOI list dated February 29, 2016.
3.3 Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
At the end of 2015, the majority of NETGEAR’s Tier 1 suppliers have confirmed via the CMRT that they are or will require their suppliers to be compliant with the CFSP. NETGEAR’s goal is to have the Tier 1 suppliers be compliant with the Program’s expectations. NETGEAR relied on data provided by the CFSP, equivalent independent third-party audit programs, or publicly available information to drive compliance at the smelter and refiner level. The CFSP is a global program under which an independent third party evaluates a smelter’s procurement activities and determines if the smelter has demonstrated that materials they processed originated from conflict-free sources. Through this industry collaborative effort, smelters are audited globally. The list of compliant smelters and refiners is posted at www.conflictfreesmelter.org.
Section 4 - Risk Mitigation and Future Due Diligence Processes.
4.1 Design and implement a strategy to respond to identified risks
At least quarterly meetings on the progress of surveying NETGEAR's suppliers were held with the ESC, and meeting minutes were documented. Additional meetings with the ESC were scheduled as necessary. Actions to be taken on the Tier 1 suppliers in response to any risks were also documented. Senior management was updated quarterly or as necessary.

On an annual basis, should any risks be identified during the review of the Tier 1 supplier responses or changes in the supplier list, NETGEAR will develop a plan to obtain additional facts or clarification on the materials chain of custody to mitigate the potential risk to NETGEAR.
4.2 Future Due Diligence Processes
We intend to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

•	Continue to work with suppliers to ensure that they have robust due diligence practices;

•	Continue to request suppliers to provide accurate, valid, and complete smelter information;

•
Work with suppliers to fill out CFSI’s Smelter Information Questionnaire (“SIQ”) for their suppliers with any smelters that are not yet identified by the CFSP or equivalent independent third-party audit programs;

•	Require Tier 1 suppliers to encourage their smelters or refiners not yet identified by the CFSP or equivalent independent third-party audit to undergo smelter audits and verify compliance;

•	Conduct smelter visit(s).
Management’s intent is to continue surveying NETGEAR’s suppliers annually to obtain the latest update on this status and to perform due diligence on Tier 1 Supplier responses to ensure their accuracy.
Section 5 - Independent Private Sector Audit
This Conflict Minerals Report was not subjected to an independent private sector audit, as such was not required pursuant to paragraph (c)(1)(iv) of the instructions to Item 1.01 of Form SD.

Attachment A - Product Families
NETGEAR’s product families covered under the Program are listed below:

•	Ethernet switches, which are multiple port devices used to network computing devices and peripherals via Ethernet wiring;

•
Wireless controllers and access points, which are devices used to manage and control multiple WiFi base stations on a campus or a facility providing WiFi connections to smart phones, tablets, laptops and other computing devices;

•	Internet security appliances, which provide Internet access through capabilities such as anti-virus and anti-spam;

•
Unified storage, which delivers file and block based data into a single shared storage system, meeting the demands of small enterprises, education, hospitality and health markets through an easy-to-use interface for managing multiple storage protocols;

•	Broadband modems, which are devices that convert the broadband signals into Ethernet data that feeds Internet into homes and offices;

•	WiFi Gateways, which are WiFi routers with an integrated broadband modem, for broadband Internet access;

•	WiFi Hotspots, which create mobile WiFi Internet access that utilizes 3G and 4G LTE data networks for use on the go, and at home in place of traditional wired broadband, Internet access;

•	WiFi routers, which create a local area network (LAN) for home or office computer, mobile and Smart Home devices to connect and share a broadband Internet connection;

•	WiFi range extenders, which extend the range of an existing WiFi network to eliminate WiFi dead spots;

•	Powerline adapters and bridges, which extend wired and WiFi Internet connections to any AC outlet using existing electrical wiring;

•	Remote video security systems, which provide WiFi video and audio monitoring and recordings, accessible by smart phones, tablets or PCs and MACs;

•	WiFi network adapters, which enable computing devices to be connected to the network via WiFi.

Attachment B - Smelter Listing
This list includes the names of all CFSI compliant and On Active smelters or refiners that NETGEAR has identified through the CFSI:
Compliant Smelters:

Metal	Smelter name	Smelter ID
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Gold	AngloGold Ashanti Córrego do Sítio Mineração	CID000058
Gold	Argor-Heraeus SA	CID000077
Gold	Asahi Pretec Corporation	CID000082
Gold	Asahi Refining Canada Limited	CID000924
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Aurubis AG	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden AB	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Chimet S.p.A.	CID000233
Gold	DODUCO GmbH	CID000362
Gold	Dowa	CID000401
Gold	Eco-System Recycling Co., Ltd.	CID000425
Gold	Elemetal Refining, LLC	CID001322
Gold	Emirates Gold DMCC	CID002561
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Ltd. Hong Kong	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807
Gold	Istanbul Gold Refinery	CID000814
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Company Limited	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
Gold	JSC Uralelectromed	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	LS-NIKKO Copper Inc.	CID001078
Gold	Materion	CID001113

Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies SA	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	Moscow Special Alloys Processing Plant	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326
Gold	OJSC Novosibirsk Refinery	CID000493
Gold	PAMP SA	CID001352
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Précinox SA	CID001498
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Republic Metals Corporation	CID002510
Gold	Royal Canadian Mint	CID001534
Gold	Schone Edelmetaal B.V.	CID001573
Gold	SEMPSA Joyería Platería SA	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Singway Technology Co., Ltd.	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	T.C.A S.p.A	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Umicore Brasil Ltda.	CID001977
Gold	Umicore Precious Metals Thailand	CID002314
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi SA	CID002003
Gold	Western Australian Mint trading as The Perth Mint	CID002030
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	CID002100

Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CID002243
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CID000291
Tantalum	D Block Metals, LLC	CID002504
Tantalum	Duoluoshan	CID000410
Tantalum	Exotech Inc.	CID000456
Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616
Tantalum	H.C. Starck Co., Ltd.	CID002544
Tantalum	H.C. Starck GmbH Goslar	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547
Tantalum	H.C. Starck Inc.	CID002548
Tantalum	H.C. Starck Ltd.	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	KEMET Blue Metals	CID002539
Tantalum	KEMET Blue Powder	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	CID000973
Tantalum	LSM Brasil S.A.	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineração Taboca S.A.	CID001175
Tantalum	Mitsui Mining & Smelting	CID001192
Tantalum	Molycorp Silmet A.S.	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	Plansee SE Liezen	CID002540
Tantalum	Plansee SE Reutte	CID002556
Tantalum	QuantumClean	CID001508
Tantalum	Resind Indústria e Comércio Ltda.	CID002707
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522
Tantalum	Solikamsk Magnesium Works OAO	CID001769
Tantalum	Taki Chemicals	CID001869

Tantalum	Telex Metals	CID001891
Tantalum	Tranzact, Inc.	CID002571
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307
Tantalum	Zhuzhou Cemented Carbide	CID002232
Tin	Alpha	CID000292
Tin	China Tin Group Co., Ltd.	CID001070
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295
Tin	CV Ayi Jaya	CID002570
Tin	CV Gita Pesona	CID000306
Tin	CV Serumpun Sebalai	CID000313
Tin	CV United Smelting	CID000315
Tin	CV Venus Inti Perkasa	CID002455
Tin	Dowa	CID000402
Tin	Elmet S.L.U. (Metallo Group)	CID002774
Tin	EM Vinto	CID000438
Tin	Fenix Metals	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468
Tin	Malaysia Smelting Corporation (MSC)	CID001105
Tin	Melt Metais e Ligas S/A	CID002500
Tin	Metallic Resources, Inc.	CID001142
Tin	Metallo-Chimique N.V.	CID002773
Tin	Mineração Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	Operaciones Metalurgical S.A.	CID001337
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT BilliTin Makmur Lestari	CID001424
Tin	PT Bukit Timah	CID001428
Tin	PT Cipta Persada Mulia	CID002696
Tin	PT DS Jaya Abadi	CID001434
Tin	PT Eunindo Usaha Mandiri	CID001438

Tin	PT Inti Stania Prima	CID002530
Tin	PT Justindo	CID000307
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Panca Mega Persada	CID001457
Tin	PT Prima Timah Utama	CID001458
Tin	PT REFINED BANGKA TIN	CID001460
Tin	PT Sariwiguna Binasentosa	CID001463
Tin	PT Stanindo Inti Perkasa	CID001468
Tin	PT Sukses Inti Makmur	CID002816
Tin	PT Sumber Jaya Indah	CID001471
Tin	PT Timah (Persero) Tbk Kundur	CID001477
Tin	PT Timah (Persero) Tbk Mentok	CID001482
Tin	PT Tinindo Inter Nusa	CID001490
Tin	PT Tommy Utama	CID001493
Tin	PT Wahana Perkit Jaya	CID002479
Tin	Resind Indústria e Comércio Ltda.	CID002706
Tin	Rui Da Hung	CID001539
Tin	Soft Metais Ltda.	CID001758
Tin	Thaisarco	CID001898
Tin	VQB Mineral and Trading Group JSC	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036
Tin	Yunnan Tin Group (Holding) Company Limited	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	CID000004
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536
Tungsten	Global Tungsten & Powders Corp.	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	H.C. Starck GmbH	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	CID002542
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Tungsten	Hydrometallurg, JSC	CID002649
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535
Tungsten	Kennametal Huntsville	CID000105

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Niagara Refining LLC	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095

On Active Smelters:

Metal	Smelter name	Smelter ID
Gold	Advanced Chemical Company	CID000015
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	Cendres + Métaux SA	CID000189
Gold	Daejin Indus Co., Ltd.	CID000328
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Faggi Enrico S.p.A.	CID002355
Gold	Geib Refining Corporation	CID002459
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511
Gold	Korea Zinc Co. Ltd.	CID002605
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	Samduck Precious Metals	CID001555
Gold	SAXONIA Edelmetalle GmbH	CID002777
Gold	Torecom	CID001955
Gold	WIELAND Edelmetalle GmbH	CID002778
Tantalum	E.S.R. Electronics	CID002590
Tin	An Thai Minerals Company Limited	CID002825
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CID000228
Tin	CV Dua Sekawan	CID002592
Tin	CV Tiga Sekawan	CID002593
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Tin	Gejiu Fengming Metalurgy Chemical Plant	CID002848
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Tin	Phoenix Metal Ltd.	CID002507
Tin	PT Karimun Mining	CID001448
Tin	PT Kijang Jaya Mandiri	CID002829
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tungsten	ACL Metais Eireli	CID002833
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CID002578
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Kennametal Fallon	CID000966
Tungsten	Moliren Ltd	CID002845
Tungsten	Philippine Chuangin Industrial Co., Inc.	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815
Tungsten	Woltech Korea Co., Ltd.	CID002843
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830